EXHIBIT 24.1
POWER OF ATTORNEY FOR REGISTRATION STATEMENTS OF
FORD CREDIT AUTO LEASE TWO LLC
COVERING ASSET BACKED SECURITIES
     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Susan J. Thomas and Marlene M. Martel his/her true and lawful attorney and agent to do any and all acts and things and execute in his/her name (whether on behalf of FORD CREDIT AUTO LEASE TWO LLC, or as an officer or Manager of FORD CREDIT AUTO LEASE TWO LLC or otherwise) any and all instruments the attorney and agent may deem necessary or advisable to enable FORD CREDIT AUTO LEASE TWO LLC to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission, in connection with a Registration Statement or Registration Statements and any and all amendments (including post-effective amendments) to the Registration Statement or Registration Statements, including, power and authority to sign his/her name (whether on behalf of FORD CREDIT AUTO LEASE TWO LLC or as an officer or Manager of FORD CREDIT AUTO LEASE TWO LLC or otherwise) to such Registration Statement or Registration Statements and to such amendments (including post-effective amendments) to the Registration Statement or Registration Statements or any of the exhibits or schedules or the Prospectuses to be filed with the Securities and Exchange Commission, and to file the same with the Securities and Exchange Commission; and each person whose signature appears below ratifies and confirms all that the attorneys and agents and each of them will do or cause to be done by virtue of this power of attorney. Any one of the attorneys and agents will have, and may exercise, all the powers conferred by this power of attorney.
     EXECUTED on May 4, 2011.

/s/ SCOTT D. KROHN	/s/ SUSAN J. THOMAS

Scott D. Krohn	Susan J. Thomas

/s/ MICHAEL L. SENESKI	/s/ JANE L. CARNARVON

Michael L. Seneski	Jane L. Carnarvon

Ford Credit Auto Lease Two LLC
c/o Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126
May 4, 2011
     I, Susan J. Thomas, am Secretary of Ford Credit Auto Lease Two LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on November 10, 2006, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ SUSAN J. THOMAS
Susan J. Thomas
Secretary

     Marlene M. Martel, as an Assistant Secretary of the Company, certifies that SUSAN J. THOMAS is the duly elected and qualified Secretary of the Company and that the signature above is her signature.
     EXECUTED as of May 4, 2011.

/s/ MARLENE M. MARTEL
Marlene M. Martel
Assistant Secretary

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Lease Financing Transactions
     RESOLVED, That the Company is authorized to acquire, own, hold, sell, assign, service, pledge and otherwise deal with certificates representing an interest in, or notes secured by, motor vehicle leases (including all right, title and interest in them) relating to new or used motor vehicles, from time to time originated or purchased by Ford Credit or its subsidiaries, and other rights to and proceeds of the foregoing (collectively, the “Certificates”), in connection with any securitization, other structured financing or whole loan transaction (each, a “Lease Financing Transaction”).
Issuance and Sale of Asset Backed Securities
     RESOLVED, That, in connection with any Lease Financing Transaction, the Company is authorized to issue and sell, through one or more direct or indirect special purpose trusts (“Trusts”), notes, certificates or other securities in one or more classes or series (“Asset Backed Securities”) collateralized or backed by or representing an interest in, directly or indirectly, the Certificates, in one or more private or public offerings (each, an “Offering”) in the United States or any foreign country.
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Registration of Asset Backed Securities
     RESOLVED, That, in connection with any public Offerings of Asset Backed Securities in the United States required to be registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, the Company, on behalf of the related Trusts, is authorized to register with the Commission Asset Backed Securities in any principal amount and prepare and file with the Commission one or more registration statements covering such Asset Backed Securities, together with related prospectuses, exhibits and other documents that may be required with respect to the registration and offering of such Asset Backed Securities, and any amendments and supplements to the foregoing documents (collectively, the “Public Documents”).
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     RESOLVED, That each manager and Authorized Officer of the Company is authorized to sign in his or her own behalf or in the name and on behalf of the Company any Public Documents or Foreign Public Documents, with such changes and in such forms as such managers and Authorized Officers may deem necessary, appropriate or desirable, as conclusively evidenced by his or her execution of the Public Documents or Foreign Public Documents, and that each Authorized Officer of the Company is authorized to cause any such Public Document or Foreign Public Documents to be filed with the Commission or the appropriate governing body or agency.

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Appointment of Attorneys-In-Fact
     RESOLVED, That each manager and Authorized Officer who may be required to sign any Public Documents, Foreign Public Documents or State Documents is authorized to execute a power of attorney appointing Susan J. Thomas, Marion B. Harris, David M. Brandi and any other person designated by such manager or Authorized Officer, individually and not jointly, as attorneys-in-fact with the power and authority to do and perform, in the name and on behalf of such manager or Authorized Officer who had executed such a power of attorney, every act that any such attorneys may deem necessary, appropriate or desirable to be done in connection with such Public Documents, Foreign Public Documents or State Documents as such manager or Authorized Officer might or could do in person, including to sign his or her name in the capacity of attorney on any such documents and file the same with the Commission or the appropriate governing body or agency in a foreign jurisdiction or the appropriate State authorities.
     RESOLVED, That if a prescribed form of resolutions of the Board of Managers is required (i) for an application or other instrument filed for the purpose of any registration, qualification, permit, license or exemption in any State or (ii) for registration or qualification of Asset Backed Securities with the Commission or any governing body or agency of any foreign country, each such resolution will be deemed adopted; and that the Secretary or Assistant Secretary of the Company is authorized to certify that such resolutions were duly adopted by the Board of Managers by this written consent.
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